SCHEDULE 14C
(RULE 14C-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

☑	Preliminary information statement.	☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☐	Definitive information statement.

H&H IMPORTS, INC.

(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)

Title of each class of securities to which transaction applies:

(2)

Aggregate number of securities to which transaction applies:

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)

Proposed maximum aggregate value of transaction:

(5)

Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)

Amount previously paid:

(2)

Form, schedule or registration statement no.:

(3)

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(4)

Date filed:

H&H Imports, Inc.
14044 Icot Boulevard
Clearwater, Florida 33768

Information Statement

September __, 2011

The holders of a majority of the voting capital stock of H&H Imports, Inc., a Florida Corporation (the “Company”), acted by majority written consent in lieu of a special meeting of stockholders dated February 11, 2011, July 28, 2011 and August 29, 2011 to take the following actions:

•

approving an amendment to the Company’s Articles of Incorporation changing the Company’s name to As Seen on TV, Inc.

•

to amend the Company’s Articles of Incorporation to effect up to a 1-for-20 reverse stock split of the common stock whereby up to every 20 shares of common stock outstanding will be combined and reduced to one share of common stock.

•

approving an amendment to its Executive Officer and Non Executive Equity Incentive Plans, increasing the number of shares of common stock reserved under its Executive Officer and Non Executive Equity Incentive Plans, subject to the reverse split.

The Company’s Board of Directors fixed September __, 2011 as the record date (the “Record Date”), for determining the holders of its voting capital stock entitled to notice of these actions and receipt of this Information Statement.

This Information Statement is first being mailed on or about September __, 2011. The actions to be taken pursuant to the written consents dated as set forth above shall be taken on or about ______________, 2011, twenty (20) days after the mailing of this Information Statement. You are urged to read the Information Statement in its entirety for a full description of the actions approved by the holders of a majority of the Company’s outstanding voting capital stock.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER WHICH IS DESCRIBED HEREIN.

By Order of the Board of Directors

Kevin Harrington
Chairman of the Board of Directors

INFORMATION STATEMENT PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

NOTICE OF ACTIONS TO BE TAKEN PURSUANT TO THE WRITTEN CONSENT OF STOCKHOLDERS

To the Stockholders of H&H Imports, Inc.:

NOTICE IS HEREBY GIVEN that the Board of Directors has received approval for the following actions pursuant to the majority written consent of stockholders in lieu of a special meeting (the “Written Consent”):

1.

To amend the Company’s Articles of Incorporation to change the Company’s name from H&H Imports, Inc. to AS SEEN ON TV, INC.

2.

To amend the Company’s Articles of Incorporation to effect up to a 1-for-20 reverse stock split of the common stock whereby up to every 20 shares of common stock outstanding will be combined and reduced to one share of common stock.

3.

To approve amendments to its Executive Officer and Non Executive Equity Incentive Plans, increasing the shares of common stock reserved under its Executive Officer and Non Executive Equity Incentive Plans by an aggregate of 12,000,000 shares, subject to the reverse split.

This Information Statement is being sent to you by the Company’s Board of Directors to tell you about certain actions the holders of the Company’s outstanding voting capital stock have approved by written consent in lieu of a special meeting of stockholders. This Information Statement is being mailed on or about September __, 2011. The actions listed above will be taken on or about ______________, 2011, twenty (20) days after the mailing of this Information Statement.

This Information Statement will serve as written notice to stockholders of the Company pursuant to Section 607.0704 of the Florida Business Corporation Act.

THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY TO THE COMPANY

2

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, the Company’s authorized capital stock consisted of 750,000,000 shares of common stock, of which 235,540,523 shares were issued and outstanding and 10,000,000 shares of preferred stock, none of which were issued and outstanding. The holders of approximately 118,755,886 shares of the common stock voted to approve the name change by written consent dated July 28, 2011 and the holders of approximately 120,630,886 shares approved the reverse split by written consent dated August 29, 2011. The amendments to Company’s Executive Officer and Non Executive Equity Incentive Plans (collectively, the “Plans” and each a “Plan”) were approved by the holders of a majority of the Company’s outstanding common stock effective February 11, 2011. The amendments to the Company’s Articles of Incorporation (name change and reverse split) and the amendments to Plans were approved by the holders of approximately 51% of the outstanding common stock. The resolutions approved pursuant to the written consents for the name change and reverse split will not be adopted until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the stockholders of record as of the Record Date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table shows the number of shares and percentage of all shares of common stock issued and outstanding as of the Record Date, held by any person known to the Company to be the beneficial owner of 5% or more of the Company’s outstanding common stock, by each executive officer and director, and by all directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares beneficially owned. Unless otherwise noted below, each beneficial owner has sole power to vote and dispose of the shares and the address of such person is c/o our corporate offices at 14044 Icot Boulevard, Clearwater, Florida 33760. Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days. Applicable percentage of ownership is based on 235,540,523 shares of common stock outstanding as of the Record Date together with securities exercisable or convertible into shares of common stock within sixty (60) days of the Record Date for each stockholder.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Class

Kevin Harrington [1]	86,605,886	36.8%

Steven Rogai [2]	21,676,667	8.9%

All Directors and Executive Officers as a Group (2 Persons)	108,282,553	44.7%

G Unit, Inc. [3]	30,000,000	11.6%

———————

The number of shares beneficially owned by Mr. Harrington includes shares held by Harrington Business Development, Inc., an entity controlled by Mr. Harrington and 300,000 shares held in his own name. Mr. Harrington has voting and dispositive control over securities held by Harrington Business Development.

The number of shares beneficially owned by Mr. Rogai includes 15,000,000 shares of common stock presently outstanding and 5,250,000 shares of common stock underlying options exercisable at $0.075 per share. In May 2010, we granted Mr. Rogai options to purchase 7,000,000 shares of common stock at an exercise price of $.075 per share, of which 1,750,000 of these options vest on November 26, 2011. The options terminate five

3

years from the vesting date. The number of shares beneficially owned by Mr. Rogai also includes 1,426,667 shares of common stock issuable upon optional conversion of 12% Convertible Promissory Note held by Mr. Rogai.

Includes 7,500,000 shares of common stock issued and outstanding, 7,500,000 shares of common stock underlying a Series A Warrant, 7,500,000 shares of common stock underlying a Series B Warrant, and 7,500,000 shares of common stock underlying a Series C Warrant granted pursuant to our October 2010 Private Placement. Curtis E. Jackson, III has voting and dispositive control over securities held by G Unit, Inc. Address is c/o G. Collins & Company, LLC, 8-10 West 37th Street, 4th Floor, New York, New York 10018.

AMENDMENT TO THE ARTICLES OF INCORPORATION
NAME CHANGE

General

The Board of Directors and stockholders of the Company have approved the change of the Company’s name from H&H Imports, Inc. to As Seen on TV, Inc. The current quotation symbol for the common stock is “HNHI.” In connection with the name change, the Company anticipates that its quotation symbol will be changed. The Company is changing its name to As Seen on TV, Inc. to more accurately reflect the Company’s business and activities following the merger with TV Goods Holding Corporation in May 2010.

The Articles of Amendment that reflects the name change is attached hereto as Exhibit A. The name change will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Florida, which is expected to occur as soon as is reasonably practicable on or after the twentieth (20th) day following the mailing of this Information Statement to the Company’s stockholders.

Effect of the Corporate Name Change

The change of the Company’s name will not in any way affect the voting and other rights that accompany its capital stock, the validity or transferability of stock certificates currently outstanding, its capital structure or its rights and obligations with respect to its existing contractual obligations. Nor will this change impact the obligations of third parties to the Company. However, both the Company’s quotation symbol and CUSIP number will change as a result of the change in its name.

The Company is not requiring a mandatory exchange of stock certificates. Stockholders may transmit their stock certificates to the Company’s transfer agent, Pacific Stock Transfer Company, at 4045 South Spencer Street, Suite 403, Las Vegas, Nevada in exchange for a new certificate reflecting the Company’s new name. Service charges may be payable by any holder who chooses to exchange his/her certificate. Stockholders who determine not to exchange their stock certificate at this time, will receive a new certificate reflecting the Company’s new name upon any future sale or transfer of the Company’s stock to which they are a party.

Vote Required

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for the approval of the name change. The name change was approved by holders of 51% of the outstanding shares of common stock.

AMENDMENT TO ARTICLES OF INCORPORATION
REVERSE STOCK SPLIT

General

The Board of Directors and holders of a majority of the outstanding shares of common stock have approved a proposal to amend the Company’s Articles of Incorporation to effect up to a 1-for-20 reverse stock split of the common stock whereby up to every twenty shares of common stock outstanding will be combined and reduced to one share of common stock (the “Recapitalization”). The Board will determine in its sole discretion, as it deems to be in the best interest of the stockholders, the exact ratio of the reverse stock split. Upon implementation of the Recapitalization the outstanding shares of common stock will be reduced by a factor of up to 1-for-20.

In deciding whether to approve the Recapitalization, the Board considered, among other things, (i) market price of our common stock, (ii) number of shares that will be outstanding after the split, (iii) stockholders’ equity, (iv) shares of common stock available for issuance in the future, and (v) nature of our operations. The Recapitalization will become effective upon filing an Articles of Amendment to our Articles of Incorporation. The form of Articles of Amendment to effect the Recapitalization is attached to this Information Statement as Exhibit A and the following discussion is qualified in its entirety by the full text of the Articles of Amendment.

Purposes of the Recapitalization

The Board believes that an increased stock price may encourage investor interest and improve the marketability and liquidity of our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. The Board believes that the anticipated higher market price resulting from the Recapitalization may reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage firms described above. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. The Board is hopeful that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above. Also, the reduction in our shares of authorized common stock will reduce a market overhang of authorized and unissued shares resulting from the Recapitalization.

Potential Risks of the Recapitalization

There can be no assurance that the bid price of the common stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the Recapitalization. Accordingly, the total market capitalization of our common stock after the proposed Recapitalization may be lower than the total market capitalization before the proposed Recapitalization.

Additionally, the liquidity of our common stock could be affected adversely by the reduced number of shares outstanding after the Recapitalization. Although the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Recapitalization will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in our common stock.

Principal Effects Of The Recapitalization

Common Stock

Our common stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Recapitalization will not affect the registration of our common stock under the Exchange Act.

After the effective date of the Recapitalization, each stockholder will own fewer shares of our common stock. However, the Recapitalization will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Recapitalization results in any of our stockholders owning a fractional share as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock will not be affected by the Recapitalization other than as a result of the rounding of fractional shares as described below. Further, the number of stockholders of record will not be affected by the Recapitalization.

The Recapitalization is likely to result in some stockholders owning “odd-lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on “round-lots” of even multiples of 100 shares. In addition, the ratio of shares of common stock available for issuance to shares of common stock issued and outstanding would increase upon the effectuation of the Recapitalization. These additional shares of common stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for common stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise and to take advantage of favorable opportunities. If we issue additional shares for any of these purposes, the ownership interest of our current stockholders would be diluted. Although we continually examine potential acquisitions of companies or assets or other favorable opportunities, there are no current plans or arrangements to issue any additional shares of our common stock for such purposes.

This proposal has been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of common stock that would become available for issuance if the Recapitalization is effected could also be used by the Company’s management to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, the Board could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. The Board is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the proposal was not adopted to thwart any such efforts.

Currently we are authorized to issue a total of 750,000,000 shares of common stock and 10,000,000 shares of preferred stock. We have 235,540,523 shares of common stock issued and outstanding and approximately 247,960,000 reserved for issuance upon the exercise of outstanding options and warrants and conversion of debentures, notes and other securities. After the Recapitalization a total of 750,000,000 shares of common stock will be authorized. Assuming a 1-for-20 reverse split, the proposed Recapitalization would reduce the number of shares of common stock issued and outstanding as of the Record Date to approximately 11,777,026 shares of common stock, with approximately 12,398,000 shares reserved for issuance upon the exercise of outstanding warrants and options and conversion of outstanding debentures, promissory notes and other securities. Assuming a 1-for-20 reverse split, approximately 725,824,974 shares of common stock shall be authorized and unissued, unallocated and unreserved. In addition, pursuant to the amendments to the Plans, 1,700,000 shares will be reserved for issuance pursuant to our Executive Officer and Non Executive Equity Incentive Plans, as amended, assuming a 1-for-20 reverse split.

The following table depicts, by way of example, the potential effects of the Recapitalization, assuming exchange ratios with respect to the reverse stock split within the 1-for-5 to 1-for-20 range, on the number of shares of common stock outstanding, the number of shares of common stock reserved for future issuance (excluding shares authorized but unreserved under the Plans, as amended), and the number of authorized but unissued shares of common stock that would be available for issuance. As discussed above, although the following table sets forth a number of possible reverse stock split ratios the Board may set any reverse stock split ratio up to 1-for-20. The figures in the table do not take into consideration adjustments resulting from the rounding up of fractional shares or certain other potential adjustments under the terms of the securities.

Reverse Split Split Ratio	Common Stock Outstanding	Shares Reserved for Issuance	Shares Available for Issuance
1-for-5	47,108,104	49,592,000	653,299,896
1-for-20	11,777,026	12,398,000	725,824,974

Options, Warrants, Notes and Debentures

All outstanding options, warrants, notes and debentures and other securities entitling holders to purchase or acquire shares of our common stock will be adjusted as a result of the Recapitalization, as required by the terms of those securities. In particular, the number of shares issuable upon the exercise of each instrument will be reduced, and the exercise or conversion price per share, if applicable, will be increased, in accordance with the terms of each instrument and based on the ratio of the reverse stock split.

Rounding of Fractional Shares

No fractional shares of common stock will be issued as a result of proposed Recapitalization, nor will stockholders who otherwise would be entitled to receive fractional shares receive cash for such fractional shares. Instead, any fractional shares shall be rounded up to the nearest whole share.

Implementation and Exchange of Stock Certificates

On or after the 20th day following the mailing of this Information Statement and at the discretion of the Board, we will file an amendment to our Articles of Incorporation with the Florida Secretary of State. The Recapitalization will become effective at the time specified in the amendment, which we expect to be the next business day after the filing of the amendment, and which we refer to as the effective date.

As of the effective date of the Recapitalization, each certificate representing shares of our common stock before the Recapitalization would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the Recapitalization, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by the Company after the effective date until they surrender their old stock certificates for exchange. All shares underlying options and warrants and other convertible securities would also be automatically adjusted on the effective date.

Shareholders are not required to take any further actions to affect the exchange of their shares. Each certificate representing shares before the Recapitalization will continue to be valid and will represent the adjusted number of shares based on the ratio of the reverse stock split. Stockholders should not destroy any stock certificate. The Company is not requiring a mandatory exchange of stock certificates. Stockholders may transmit their stock certificates to the Company’s transfer agent, Pacific Stock Transfer Company, at 4045 South Spencer Street, Suite 403, Las Vegas, Nevada in exchange for a new certificate reflecting the Recapitalization. Service charges may be payable by any holder who chooses to exchange his/her certificate. Stockholders who determine not to exchange their stock certificate at this time, will receive a new certificate reflecting the Recapitalization upon any future sale or transfer of the Company’s stock to which they are a party.

No Appraisal Rights

In connection with the approval of the Recapitalization, stockholders of the Company will not have a right to dissent and obtain payment for their shares under Florida law or our Articles of Incorporation or bylaws.

Tax Consequences

The following discussion sets forth the material United States federal income tax consequences that management believes will apply to us and our stockholders who are United States holders at the effective time of the Recapitalization. This discussion does not address the tax consequences of transactions effectuated prior to or after the Recapitalization, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. Furthermore, no foreign, state or local tax considerations are addressed herein. For this purpose, a United States holder is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon his or her exchange of pre-Recapitalization shares for post-Recapitalization shares. The aggregate tax basis of the post-Recapitalization shares received in the Recapitalization will be the same as the stockholder’s aggregate tax basis in the pre-Recapitalization shares exchanged therefore. The stockholder’s holding period for the post-Recapitalization shares will include the period during which the stockholder held the pre-Recapitalization shares surrendered in the Recapitalization. We should not recognize any gain or loss as a result of the Recapitalization.

HOLDERS OF COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE RECAPITALIZATION, INCLUDING THE APPLICABILITY IN EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS AND OF CHANGES IN APPLICABLE TAX LAWS.

APPROVAL OF THE INCREASE IN SHARES OF COMMON STOCK
RESERVED FOR ISSUANCE UNDER THE COMPANY’S
EXECUTIVE OFFICER AND NON EXECUTIVE EQUITY INCENTIVE PLANS

The Board of Directors and majority of stockholders of the Company have approved an amendment to increase the number of shares of common stock reserved for issuance under the Company’s current Executive Officer and Non Executive Equity Incentive Plans (the “Plans”) and reserved an aggregate of an additional 12,000,000 shares of the common stock for issuance of awards under the Plans, as amended. The number of shares authorized and reserved under the Plans shall also be adjusted by the Recapitalization. The purpose of the Plans is to attract and retain and provide incentives to employees, officers, directors and consultants of the Company and its subsidiaries thereby increasing stockholder value.

Amendment to the Plans

The amendments to the Plans have been approved by the Board of Directors and shareholders holding a majority of outstanding common stock. The Plans provided for the grant of up to 22,000,000 shares of common stock pursuant to incentive stock options or nonqualified stock options (together with incentive stock options, “Stock Options”), stock purchase rights, stock appreciation rights and restricted and unrestricted stock awards (the latter four, collectively, “Stock Awards”) for employees, directors and consultants. Prior to the amendments, 22,000,000 shares are authorized under the Plans (1,100,000 shares assuming completion of the Recapitalization at a reverse split ratio of 1-for-20). Pursuant to the amendments, an additional 6,000,000 shares of common stock have been reserved under each Plan (300,000 shares assuming completion of the Recapitalization at a reverse split ratio of 1-for-20), increasing the total number of shares reserved under the Plans to 34,000,000 (1,700,000 shares assuming completion of the Recapitalization at a reverse split ratio of 1-for-20). There are currently options to purchase an aggregate of 16,000,000 shares of common stock issued and outstanding under the Plans (800,000 assuming completion of the Recapitalization at a reverse split ratio of 1-for-20) of which 12,000,000 options have been issued and outstanding under the Executive Officer Equity Incentive Plan and 4,000,000 options have been issued and outstanding under the Non Executive Equity Incentive Plan. Authorized and outstanding options under the Plans will be proportionately reduced and adjusted by the Recapitalization. Assuming Recapitalization at a reverse split ratio of 1-for-20 and the effectiveness of the amendments to the Plans, there will be an aggregate of 1,700,000 shares of common stock authorized under the Plans, of which options to purchase 800,000 shares of common stock will be issued and outstanding.

Description of the Plans

The following is a summary of the Plans and is qualified in its entirety by reference to the Plans which have been previously filed with the Securities and Exchange Commission. The Plans have a term of ten years. Accordingly, no grants may be made under the Plans after ten years from the date on which the stockholders initially approve the Plans, but the Plans will continue thereafter while previously granted Stock Options or Stock Awards remain outstanding and unexercised.

Administration of the Plans

The Plans are administered by the Board of Directors or a committee appointed by the Board of Directors (the “Committee”). The Committee has the power and authority to make grants of Stock Options or Stock Awards or any combination thereof to eligible persons under the Plan, including the selection of such recipients, the determination of the size of the grant, and the determination of the terms and conditions, not inconsistent with the terms of the Plans, of any such grant including, but not limited to:

(i)

approval of the forms of agreement for use;

(ii)

the applicable exercise price;

(iii)

the applicable exercise periods;

(iv)

the applicable vesting period;

(v)

the acceleration or waiver of forfeiture provisions; and

(vi)

any other restrictions or limitations regarding the Stock Option or Stock Award.

The Committee also has the authority, in its discretion, to prescribe, amend and rescind the administrative rules, guidelines and practices governing the Plans, as it shall from time to time deem advisable. The Committee may construe and interpret the terms of the Plans and any Stock Options or Stock Awards issued under the Plans and any agreements relating thereto and otherwise supervise the administration of the Plans. In addition, the Committee may modify or amend each Stock Option or Stock Award granted under the Plans. All decisions made by the Committee pursuant to the provisions of the Plans are final and binding on all persons, including the company and all plan participants.

Eligibility

Employees and directors of, and consultants providing services to, the Company are eligible to be granted non-qualified stock options and Stock Awards under the Plans. Employees of the Company are also eligible to receive incentive stock options. The Committee shall select from among the eligible persons under the Plans as recommended by the company’s senior management, from time to time in its sole discretion, to make certain grants of Stock Options or Stock Awards, and the Committee shall determine, in its sole discretion, the number of shares covered by each grant.

Stock Options

Stock Options may be granted to eligible persons alone or in addition to Stock Awards under the Plans. Any Stock Option granted under the Plans shall be in such form as the Committee shall from time to time approve, and the provisions of a Stock Option award need not be the same with respect to each optionee. Recipients of Stock Options must enter into a stock option agreement with the company, in the form determined by the Committee, setting forth the term, the exercise price and provisions regarding exercisability of the Stock Options granted thereunder. The Committee may grant either incentive stock options or non-qualified stock options or a combination thereof, but the Committee may not grant incentive stock options to any individual who is not an employee of the Company. To the extent that any Stock Option does not qualify as an incentive stock option, it shall constitute a separate non-qualified stock option. The Committee may not grant to any employee incentive stock options that first become exercisable in any calendar year in an amount exceeding $100,000.

Incentive stock options and nonstatutory stock options may not be granted at less than the fair market value of the underlying common stock at the date of the grant. Incentive stock options may not be granted at less than 110% of fair market value if the employee owns or is deemed to own more than 10% of the combined voting power of the all classes of the Company’s stock at the time of the grant. Stock Options can be exercisable at various dates, as determined by the Committee and will expire no more than ten years from the grant date, or no more than five years for any Stock Option granted to an employee who owns or is deemed to own 10% of the combined voting power of all classes of the Company’s stock.

Once vested, Stock Options granted under the Plans are exercisable in whole or in part at any time during the option period by giving written notice to the Company and paying the option price (i) in cash or by certified check, (ii) through delivery of shares of common stock having a fair market value equal to the purchase price or (iii) a combination of these methods. The Committee may also permit cashless exercises of Stock Options.

Stock Options issued under the Plans may not be transferred other than by will or by the laws of descent and distribution. During an optionee’s lifetime, a Stock Option may be exercised only by the optionee. Unless otherwise provided by the Committee, Stock Options that are exercisable at the time of a recipient’s termination of service with the Company will continue to be exercisable for three months thereafter, or for twelve months thereafter if the optionee’s employment is terminated due to their death or disability.

Stock Appreciation Rights

Stock appreciation rights may be granted to eligible persons alone or in addition to Stock Options or other Stock Awards under the Plans. The Committee will determine the number of shares of common stock to which the stock appreciation rights shall relate. Each stock appreciation right will have an exercise period determined by the Committee not to exceed 10 years from the grant date. Upon exercise of a stock appreciation right, the holder will receive cash or a number of shares of common stock equal to (i) the number of shares for which the stock appreciation right is exercised multiplied by the appreciation in the fair market value of a share of common stock between the stock appreciation right grant date and exercise date, divided by (ii) the fair market value of a share of common stock on the exercise date of the stock appreciation right.

Stock Purchase Rights

Stock purchase rights may be granted to eligible persons alone or in addition to Stock Options or other Stock Awards under the Plans. A stock purchase right allows a recipient to purchase a share of common stock at a price determined by the Committee. Unless otherwise determined by the Committee, the Company will have the right to repurchase the shares of common stock acquired upon exercise of the stock purchase right upon the recipient’s termination of service, for any reason, prior to the satisfaction of the vesting conditions established by the Committee. Unless otherwise determined by the Committee, the Company’s right of repurchase will lapse as to 1/6th of the purchase shares on the date that is six months after the grant date, and as to an additional 1/6th of such shares every six months thereafter. Upon exercise of a stock purchase right, the purchaser will have all of the rights of a shareholder with respect to the shares of common stock acquired.

Stock purchase rights may not be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime, a purchase grant may be exercised only by the recipient. Unless otherwise determined by the Committee, if a recipient’s service to the company terminates for any reason, all stock purchase rights held by the recipient will automatically terminate.

Restricted and Unrestricted Stock Awards

Restricted and unrestricted stock awards may be granted to eligible persons alone or in addition to Stock Options or other Stock Awards under the Plans. Shares of common stock granted in connection with a restricted stock award are generally subject to forfeiture upon (i) termination of the recipient’s service with the company prior to vesting or (ii) the failure by the recipient to meet performance goals established by the Committee as a condition of vesting. Shares of common stock subject to a restricted stock award cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of until the applicable restrictions lapse. Unless otherwise determined by the Committee, holders of shares of common stock granted in connection with a restricted stock award have the right to vote such shares and to receive any cash dividends with respect thereto during the restriction period. Any stock dividends will be subject to the same restrictions as the underlying shares of restricted stock. Unrestricted stock awards are outright grants of shares of common stock that are not subject to forfeiture.

Effect of Certain Corporate Transactions

If (i) the Company merges or consolidates with another corporation, (ii) there is an exchange of substantially all of the outstanding stock of the company for shares of another entity in which shareholders of the company will own less than 50% of the voting shares of the surviving entity or (iii) the company sells substantially all of its assets, then, unless otherwise provided by the Committee in a grantee’s option or award agreement, each outstanding and unexercised Stock Option or Stock Award may be assumed by the successor corporation or an equivalent option, or stock award will be substituted by the successor. If, however, the successor does not assume the Stock Options and Stock Awards or substitute equivalent stock options or stock awards, then each outstanding and unexercised Stock Option and Stock Award shall become exercisable for a period of at least 20 days prior to the effective date of such transaction and the Company’s right of repurchase with respect to shares covered by all outstanding stock purchase rights and all restrictions with respect to restricted stock awards will lapse. Any Stock Options, or Stock Awards that are not exercised during such twenty 20-day period shall terminate at the end of such period.

Stock Options and Stock Awards made under the Plans will be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company.

Interest of Certain Persons on Matters to be Acted Upon

Each of the Company’s directors and officers may receive options or other rights under the Plans and therefore may be deemed to have an interest in the approval and adoption of the Plans. The table below shows, for the persons set forth below and the other groups indicated, the number of shares of Common Stock subject to options granted under the Plans prior to the Recapitalization.

Name and Position	Number of Shares Underlying Option Grants	Average Exercise Price Per Share
Steven Rogai, President and Director	7,000,000	$0.075
All employees, including all executive officers and directors, as a group	16,000,000	$0.079

Interest of Certain Persons on Matters to be Acted Upon

Steven Rogai, a director and officer of the Company, as the holder of options issued under the Plans, may be deemed to have an interest in the amendment to the Plans.

Vote Required

The affirmative vote of a majority of the outstanding shares common stock is required for the amendments to the Plans by written consent. The amendments to the Plans were approved by stockholders holding 51% of the outstanding shares of common stock.

DELIVERY OF DOCUMENTS TO
MULTIPLE STOCKHOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from such stockholders. Upon receipt of such notice, the Company will undertake to promptly deliver a separate copy of the Information Statement to the stockholder at the shared address to which a single copy of the Information Statement was delivered. In the event you desire to provide such notice to us with respect to this Information Statement or any future Annual Report, Proxy Statement or Information Statement, such notice may be given verbally by phoning the Company’s head office at (727) 288-2738 or by mail to 14044 Icot Boulevard Street, Clearwater, Florida 33768.

ADDITIONAL INFORMATION

Additional information concerning the Company, including its annual and quarterly reports on Forms 10-K and 10-Q, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives at www.sec.gov.

H&H IMPORTS, INC.

Kevin Harrington
Chairman of the Board

EXHIBIT A

ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF
H&H IMPORTS, INC.

Pursuant to Section 607.1006 of the Florida Business Corporation Act, the undersigned, being the President of H&H IMPORTS, INC., a Florida corporation (the “Corporation”), bearing Document Number P06000145754, does hereby submit these Articles of Amendment for the purpose of amending the Corporation’s Articles of Incorporation as follows:

FIRST: Article I of the Corporation's Articles of Incorporation shall be deleted in its entirety and replaced with the following:

“ARTICLE I

The name of the corporation is AS SEEN ON TV INC.”

SECOND: Article III, Section 1 of the Corporation’s Articles of Incorporation shall be amended to include the following:

“On the date of filing of this Articles of Amendment with the Secretary of State of the State of Florida, every ______________ (_____) issued and outstanding shares of the Corporation's previously authorized Common Stock, par value $0.0001 per share (the “Old Common Stock”) shall be reclassified and converted into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $0.0001 (the “New Common Stock”). Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby; provided, however, that each person of record on _______________, 2011, holding a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of stock certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled. No cash will be paid or distributed as a result of aforementioned reverse stock split of the Corporation’s Common Stock, and no fractional shares will be issued. All fractional shares, which would otherwise be required to be issued as a result of the stock split, will be rounded up to the nearest whole share.”

THIRD: The foregoing amendments were adopted by unanimous written consents of the board of directors dated July 28, 2011 and August 29, 2011 and by written consents of the holders of a majority of the issued and outstanding common stock of the of the Corporation dated July 28, 2011 and August 29, 2011. Therefore, the number of votes cast for the Amendment to the Corporation's Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on ________________, 2011.

Steve Rogai, President

A-1